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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated May 15, 2003 on the Group 1 Automotive, Inc. 401(k) Savings Plan's (the Plan) financial statements as of December 31, 2002 and 2001 and for the year ended December 31, 2002 included in the 2002 Annual Report on Form 11-K of the Plan into Group 1 Automotive, Inc.'s Registration Statement on Form S-8 (SEC File No. 333-80399) filed with the Securities and Exchange Commission.

                                           /s/ CROWE CHIZEK AND COMPANY LLC
                                           --------------------------------
                                           Crowe Chizek and Company LLC

South Bend, Indiana
June 18, 2003